Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 31, 2008, by and between BISON CAPITAL EQUITY PARTNERS II-A, L.P., a Delaware limited liability partnership, and BISON CAPITAL EQUITY PARTNERS II-B, L.P., a Delaware limited liability partnership (collectively, “Purchaser”), on the one hand, and CENTER FOR WOUND HEALING, INC., a Nevada corporation (the “Company”), on the other hand.

RECITALS

A. The Company and Purchaser are parties to that certain Securities Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) pursuant to which, among other things, on the date hereof, (i) the Company is issuing and selling to Purchaser, and Purchaser is purchasing from the Company, a Senior Secured Subordinated Promissory Note, due March 31, 2013, in the initial principal amount of Twenty Million Dollars ($20,000,000) and (ii) the Company is issuing and selling to Purchaser, and Purchaser is purchasing from the Company warrants to purchase shares of Common Stock of the Company.

B. The execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Purchase Agreement. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings specified below:

“Agreement” shall have the meaning specified in the preamble to this Agreement.

“Purchaser Indemnified Party” shall have the meaning specified in Section 4.1.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share (including, without limitation, the Warrant Securities), or any other Capital Stock of the Company (including, without limitation, any preferred stock) into which such stock is reclassified or reconstituted.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Demanding Holders” shall mean Purchaser or, if Purchaser does not hold a majority of the Registrable Securities at any time, the holders of a majority of Registrable Securities then outstanding.

“Demand Registration” shall have the meaning specified in Section 2.1(a).

“Effective Date” shall mean the date that the Registration Statement has been declared effective by the SEC.

“Effectiveness Deadline” shall mean the date which is 180 days after the Company’s receipt of a request for a Demand Registration.

“Filing Deadline” shall have the meaning specified in Section 3.1(a).

“Indemnified Party” shall have the meaning specified in Section 4.3.

“Indemnifying Party” shall have the meaning specified in Section 4.3.

“Liability” shall mean any loss, damage, claim, proceeding or other liability.

“Maximum Number of Shares” shall have the meaning specified in Section 2.1(d)

“Piggy-Back Registration” shall have the meaning specified in Section 2.2(a).

“Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Purchaser” shall have the meaning specified in the preamble to this Agreement.

“Register”, “registered” and “registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the applicable rules and regulations thereunder, and such Registration Statement becoming effective.

“Registrable Securities” shall mean, collectively, (a) any and all Warrant Securities and any other shares of Capital Stock or other securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to the Warrant Securities and (b) any shares of Common Stock owned as of the date hereof or hereafter acquired, directly or indirectly and jointly or separately, by Bison Capital Equity Partners II-A, L.P. or Bison Capital Equity Partners II-B, L.P. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective under the Securities Act and such securities have been sold pursuant to such Registration Statement, (ii) such securities have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act, (iii) such securities may be sold pursuant to Rule 144(k) (or any successor provision) without limitation as to volume, as determined by counsel to the Company pursuant to a written opinion to that effect; or (iv) such securities have ceased to be outstanding.

“Registration Delay Payments” shall have the meaning specified in Section 3.5.

“Registration Failure” shall have the meaning specified in Section 3.5.

“Registration Statement” shall mean a registration statement on any form for which the Company then qualifies or which counsel for the Company deems appropriate and which form is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrant” or “Warrants” shall mean the “Warrant” as such term is defined in the Purchase Agreement and any other warrant issued to Purchaser by the Company (if any).

“Warrant Securities” shall mean any and all shares of Capital Stock or other securities of the Company issued or issuable upon exercise of, or otherwise under, any Warrant, including without limitation any other securities issued on account of any such securities as the result of any dividend, stock split or other distribution (including, without limitation, in connection with a merger, consolidation, recapitalization or other reorganization), in exchange for or in replacement of, such securities. For the purposes of this Agreement, the holder of any Warrant or any portion thereof shall be deemed to be the holder of the shares of Capital Stock issuable upon exercise of such Warrant or such portion thereof, and, to the extent such shares of Capital Stock constitute Registrable Securities, such holder shall be deemed to be the holder of such Registrable Securities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

(a) Request for Registration. From time to time after the Company is able to file a Registration Statement (and the Company shall in any event be able to do so by October 15, 2008), the Demanding Holders may make a written request for registration under the Securities Act of all or part (but in no event less than twenty five percent (25%)) of their Registrable Securities (a “Demand Registration”). Such request for a Demand Registration must specify the number of shares of Registrable Securities proposed to be sold and must also specify the intended method of disposition thereof. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the proviso set forth in Section 3.1(a). The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 2.1(a).

(b) Effective Registration. Except in the case of a withdrawal governed by the last sentence of Section 2.1(e), a registration will not count as a Demand Registration until the Registration Statement covering the Registrable Securities that are the subject of such Demand Registration has become effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that, after such Registration Statement has been declared effective, if the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Demand Registration will be deemed not to have become effective during the period of such interference.

(c) Underwritten Offering. If the Demanding Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Holders shall select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

(d) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders, in writing, that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other stockholders of the Company desire to sell, exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the “Maximum Number of Shares”), then the Company shall include in such registration:

(i) first, the shares of Common Stock that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities held by each Demanding Holder, regardless of the number of shares of Registrable Securities which such Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares;

(iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to any other registration rights agreement (to be allocated among the persons requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under such agreements, regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and

(iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock that other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(e) Withdrawal. If the Demanding Holders or any of them disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of their request to withdraw prior to the effectiveness of the Registration Statement. If the Demanding Holders or any of them withdraw from a proposed offering relating to a Demand Registration and, solely as a result of such withdrawal the Registration Statement is withdrawn prior to being declared effective, such registration shall count as a Demand Registration provided for in Section 2.1(a) unless the withdrawing Demanding Holders pay their pro rata share (based upon the number of shares to be included in such Registration Statement) of the expenses incurred in connection with such Registration Statement.

2.2 Piggy-Back Registration.

(a) Piggy-Back Rights. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of Capital Stock by the Company for its own account or by stockholders of the Company for their account (or by the Company and by stockholders of the Company) other than a registration statement (i) on Form S-4 or S-B (or any substitute or successor form that may be adopted by the SEC), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than thirty (30) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, the jurisdictions in which the Company will attempt to qualify such securities under the applicable blue sky or other state securities laws and the name of the proposed managing underwriter or underwriters, if any, of the offering; and (y) offer to the holders of Registrable Securities in such notice the opportunity to register any number of shares of Registrable Securities as such holders may request in writing within 30 days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(b) Reduction of Offering – Company-Initiated Registrations. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering of shares for the Company’s account advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of the shares of securities which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested under Section 2.2(a) and such Common Stock or other securities, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other stockholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration:

(i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A) of this clause (i), the Registrable Securities as to which registration has been requested Section 2.2(a) and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to other outstanding piggy-back registration rights (to be allocated among the persons requesting inclusion in such registration pro rata in accordance with the number of shares of Common Stock with respect to which such person has the right to request such inclusion under its respective piggy-back registration agreement(s), regardless of the number of shares which such person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and

(iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B) of this clause (i), the securities that other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(c) Reduction of Offering — Stockholder-Initiated Registrations. If the managing underwriter or underwriters for a Piggy-Back Registration initiated by stockholders of the Company pursuant to demand registration rights (“Initiating Holders”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock or other securities which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested under Section 2.2(a) and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to any outstanding piggy-back registration rights or which other stockholders of the Company desire to sell, exceeds the Maximum Number of Shares, then the Company shall include in such registration:

(i) first, the shares of Common Stock or other securities as to which demand registration has been requested by the Initiating Holders;

(ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (A) of this clause (i), and subject to any priority rights of any other stockholders of the Company, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B) of this clause (i), the Registrable Securities as to which registration has been requested pursuant to Section 2.2(a) and the shares of securities, if any, as to which registration has been requested pursuant to other outstanding piggy-back registration rights (to be allocated among the persons requesting inclusion in such registration pro rata in accordance with the number of shares of securities with respect to which such person has the right to request such inclusion under its respective piggy-back registration agreement(s), regardless of the number of shares which such Person has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and

(iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C) of this clause (i), the securities that other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(d) Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement giving rise to such Piggy-Back Registration Rights. The Company may also elect to withdraw such registration statement at any time prior to the effectiveness of such registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 (or any similar short-form registration which may be available at such time). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if (a) the Company is not eligible to use a Form S-3 (or any successor form) to register such Registrable Securities, (b) the holders propose to effect an underwritten offering, or (c) the Company furnishes to the holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for only that period of time as the Board of Directors in good faith reasonably deems necessary to avoid such material detriment to the Company, but, in any case, not more than ninety (90) days after receipt of the request of the holder or holders under this Section 2.3, and the deferral shall not be for more than that number of shares of Registrable Securities that are required to be deferred to avoid such material detriment to the Company; provided, however, that (i) the Company shall in no event be entitled to defer registration if the deferral is caused by, will cause or arises out of a Default or Event of Default under the Purchase Agreement, or if the facts or circumstances for such deferral existed at the time that a registration right held by another holder of Capital Stock was exercised and no deferral was requested, and (ii) the Company shall not be allowed to exercise this deferral right more than once in any three hundred sixty-five (365)-day period. The Company shall use its best efforts to maintain each Registration Statement under this Section 2.3 until (i) the Registrable Securities covered thereby have been sold or (ii) all Registrable Securities may be sold pursuant to Rule 144(k) (or any successor provision) without limitation as to volume, as determined by counsel to the Company pursuant to a written opinion to that effect. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Purchase (and Exercise) of Warrant by the Underwriters. Notwithstanding any other provision of this Agreement to the contrary but subject to compliance with the Securities Act and applicable blue sky laws, in connection with any Demand Registration or Piggy-Back Registration which is to be an underwritten offering, to the extent all or any portion of the

Registrable Securities to be included in such registration consist of shares of Common Stock issuable upon exercise of any Warrant or any portion thereof, the holders of such Registrable Securities may request that the Underwriter or Underwriters purchase (and exercise) such Warrant or any portion thereof rather than require the holders of the Registrable Securities to exercise such Warrant or portion thereof in connection with such registration unless the Underwriters inform such holders that such a purchase and exercise of such Warrant will materially and adversely affect the proposed offering. The Company shall take all such action and provide all such assistance as may be reasonably requested by the holders of Registrable Securities to facilitate any such purchase (and exercise) of any Warrant agreed to by the Underwriter or Underwriters, including, without limitation, issuing the Common Stock issuable upon the exercise of such Warrant or any portion thereof to be issued within such time period as will permit the Underwriters to make and complete the distribution contemplated by the underwriting.

2.5 Time of Exercise. Holders of the Registrable Securities may exercise registration rights pursuant to this Agreement at any time or from time to time, so long as such holders continued continue to hold Registrable Securities.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request:

(a) Filing Registration Statement.

(i) Subject to clause (ii) directly below, the Company shall, as expeditiously as possible, prepare and file, within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1 (the “Filing Deadline”), with the SEC a Registration Statement, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c).

(ii) If reasonably requested by the managing Underwriter or Underwriters or a holder of Registrable Securities included in a Registration Statement, the Company shall immediately incorporation in a prospectus supplement or post-effective amendment such necessary information as the managing Underwriters or holders of a majority in number of the Registrable Securities included in such Registration Statement reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering. The Company shall also make all required filings of such prospectus supplement or such post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(b) Copies.

(i) The Company shall, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish, without charge, to the holders of Registrable Securities included in such registration, such holders’ legal counsel, and the managing Underwriter or Underwriters for such registration, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or such other documents as legal counsel for any such holder may request in order to facilitate the disposition of the Registrable Securities owned by such holders. Promptly prior to the filing of any of the documents described in the preceding sentence, the Company shall make such changes in any such document prior to filing thereof as such holders’ legal counsel or such managing Underwriter or Underwriters may reasonably request.

(ii) At the request of a holder of Registrable Securities included in a Registration Statement, the Company shall furnish to such holder and to each managing Underwriter or Underwriters for such registration, without charge, at least one manually signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all exhibits and all other documents incorporated therein by reference.

(iii) Upon request of a holder of Registrable Securities included in a Registration Statement or a managing Underwriter for such registration, the Company shall furnish as many copies of the prospectus included in such Registration Statement (including each preliminary prospectus) and any amendment or supplement thereto as such holder or Underwriter may reasonably request. The Company hereby consents to the use of such prospectus or any amendment or supplement thereto by each of such holders and such Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(c) Amendments and Supplements. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until (i) all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement (which period shall not exceed the sum of 180 days plus any period during which any such disposition is interfered with by any stop order, injunction or other order or requirement of the SEC or any governmental agency or court), (ii) such securities have been withdrawn or (iii) all Registrable Securities may be sold pursuant to Rule 144(k) (or any successor provision) without limitation as to volume, as determined by counsel to the Company pursuant to a written opinion to that effect;.

(d) Notification. After the filing of the Registration Statement, the Company shall promptly, and in no event more than two Business Days after such filing, provide written notice to the holders of Registrable Securities included in such Registration Statement of:

(i) when such Registration Statement or prospectus relating thereto is filed (ii) when such Registration Statement becomes effective, (iii) when any post-effective amendment to such Registration Statement becomes effective, (iv) any stop order issued or threatened by the SEC, (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or (vii) of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. In connection with the events described in the immediately preceding clause (iv), the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered. In connection with the events described in clauses (vi) and (vii), the Company shall promptly make available to the holders of Registrable Securities included in such a Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or legal counsel object on a timely basis in light of the requirements of the Securities Act or any other applicable laws and regulations.

(e) State Securities Laws Compliance. The Company shall (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (e), or subject itself to taxation in any such jurisdiction.

(f) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Registrable Securities included in the applicable Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

(g) Cooperation. The Company’s Chief Executive Officer, President, Chief Financial Officer, Senior Vice Presidents and any other members of management shall provide reasonable cooperation (which shall not materially interfere with the business of the Company) in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h) Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as may be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i) Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j) Earnings Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, (1) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first month commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period. Such earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

(1) Certificates. The Company shall reasonably cooperate with the holders of Registrable Securities included in a Registration Statement and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates or book entry securities representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing Underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the Underwriters.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(d)(vi) or Section 3.1(d)(vii), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(d)(vi) or Section 3.1(d)(vii), and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall pay all expenses incurred in connection with any Demand Registration pursuant to Section 2.1 and any Piggy-Back Registration pursuant to Section 2.2, and all expenses incurred in performing or complying with the Company’s obligations under this Section 3, whether or not the Registration Statement becomes effective, in each case including, but not limited to: (a) all registration and filing fees; (b) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) printing expenses; (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (e) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (f) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (g) the fees and expenses of any special experts retained by the Company in connection with such registration; (h) securities act liability insurance if the Company so desires or if the underwriters so require; (i) all fees and expenses of not more than one counsel for all holders of Registrable Securities included in such Registration Statement; (j) all other fees and expenses incurred by the holders of Registrable Securities included in such Registration Statement in connection with their participation in such registration, including, without limitation, the fees and expenses of such holders’ accountants and other experts; and (k) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any person other than the Company, the underwriters and the holders of the Registrable Securities).

3.4 Information. The holders of Registrable Securities shall provide such information as reasonably requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.

3.5 Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (i) not filed with the SEC on or before the respective Filing Deadline or (ii) not declared effective by the SEC on or before the respective Effectiveness Deadline or (b) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (each of clauses (a) and (b), a “Registration Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash per month equal to (A) two percent (2%) of the face amount of the securities being requested to be registered multiplied by (B) the number of Registrable Securities being requested to be registered or, if registered, remaining to be sold; provided, that after the first ninety (90) days of a Registration Failure, the amount of such damages shall increase by an additional amount per month (and compound monthly) equal to (A) two percent (2%) of the face amount of the securities being requested to be registered multiplied by (B) the number of Registrable Securities being requested to be registered or, if registered, remaining to be sold. The payments to which a holder shall be entitled pursuant to this Section 3.5 are referred to herein as “Registration Delay Payments”. In the event that the Registration Failure is due solely to the SEC applying Rule 415 under the Securities Act (or any successor rule) to prevent any part of the Registrable Securities from being included in a Registration Statement, the Registration Delay Payments shall be waived solely as to the portion of such Registrable Securities that are not permitted to be registered by the SEC pursuant to Rule 415, and such waiver shall last only for the period during which the SEC prevents registration solely pursuant to Rule 415. Registration Delay Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Registration Delay Payments are incurred or (ii) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. The Registration Delay Payments with respect to any one Registration Failure shall in no event exceed an amount equal twenty percent (20%) of the face amount of the securities being requested to be registered multiplied by the number of Registrable Securities being requested to be registered or, if registered, remaining to be sold.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless (a) Purchaser (including its general and limited partners) and each holder of Registrable Securities, and (b) the respective officers, employees, affiliates, directors, partners, managers, members and agents, and each person, if any, who controls Purchaser or any holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), from and against any Liability to which any Purchaser Indemnified Party may become subject under the Securities Act or the Exchange Act or any other statute or common law, insofar as such Liability arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact made in connection with the sale of Registrable Securities or shares of Common Stock, whether or not such statement is contained or incorporated by reference in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any Registration Statement or prospectus or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any Federal, state or common law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration. The Company also shall promptly, but in no event more than ten (10) Business Days after request for payment, pay directly or reimburse each Purchaser Indemnified Party for any legal and other expenses incurred by such Purchaser Indemnified Party in investigating or defending or preparing to defend against any such Liability. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification provided above in this Section 4.1.

The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder of Registrable Securities included in any registration for any Liability to the extent that it arises solely from or is based solely upon and is in conformity with information related to such holder furnished in writing by such holder expressly for use in connection with such registration, nor shall the Company be liable to any holder of Registrable Securities included in any registration for any Liability to the extent it arises solely from or is based solely upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities delivered in writing by such holder after the Company had provided written notice to such holder that such Registration Statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such holder that such Registration Statement or prospectus contained such omission or alleged omission.

4.2 Indemnification by Holders of Registrable Securities. Each holder of Registrable Securities shall indemnify and hold harmless the Company, its officers, directors, partners, members and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but solely with reference to information related to such holder furnished in writing by such holder expressly for use in any Registration Statement or prospectus relating to Registrable Securities of such holder included in any registration, or any amendment or supplement thereto, or any preliminary prospectus. Each holder of Registrable Securities included in any registration hereunder shall also indemnify and hold harmless any Underwriter of such holder’s Registrable Securities, their officers, directors, partners, members and agents and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2; provided, however, that in no event shall any indemnity obligation under this Section 4.2 exceed the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable Securities which gave rise to such indemnification obligation under such Registration Statement or prospectus.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Liability in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Liability; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement involves only the payment of money damages that are paid for by the Indemnifying Party and includes an unconditional release of such Indemnified Party from all Liability arising out of such claim or proceeding.

4.4 Contribution. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Liability referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Liability, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by a pro rata allocation, or by any other method of allocation, that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any Liability referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts or commissions) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall he entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC.

5.2 Restrictions on Sale by the Company and Others. The Company agrees (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1, or any securities convertible into or exchangeable or exercisable for such securities, during the 90 days prior to, and during the 180-day period beginning on, the effective date of any Demand Registration (except as part of such Demand Registration to the extent permitted by Section 2.1(d)); and (ii) that any agreement entered into after the date hereof, pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 or 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.2 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that, except as provided in Schedule 6.1 hereto, no Person has any right to require the Company to register any shares of the Company’s Capital Stock for sale or to include shares of the Company’s Capital Stock in any registration filed by the Company for the sale of shares of Capital Stock for its own account or for the account of any other Person. From and after the date hereof, the Company shall not, without the prior written consent of Purchaser, (i) enter into any agreement granting any demand registration right (i.e., the right to require the Company to register the sale of any shares of the Company’s Capital Stock) that is inconsistent with, equal to or superior to the rights granted to the holders of Registrable Securities hereunder or that otherwise adversely affect the registration rights granted to the holders of Registrable Securities hereunder, (ii) enter into any agreement granting any piggy-back registration right (i.e., the right to require the Company to register the sale of any shares of the Company’s Capital Stock in any registration filed by the Company for the sale of shares of Capital Stock for its own account or for the account of any other Person) which is inconsistent with, equal to or superior to any registration rights granted hereunder, or (iii) amend any agreement set forth Schedule 6.1 hereto so as to cause the registration rights granted therein to be inconsistent with, equal to or superior to the rights granted to the holders of Registrable Securities hereunder or to otherwise adversely affect the registration rights granted to the holders of Registrable Securities hereunder.

6.2 Notices. All notices, demands and other communications to be given hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, facsimile (with receipt confirmed), a recognized overnight delivery service, courier service, email or personal delivery. All such notices and communications shall be deemed to have been duly given (as applicable) when delivered by hand, if personally delivered; when delivered by courier; when delivered by commercial overnight delivery service; if mailed via United States Postal Service, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by facsimile, when receipt is acknowledged, or if delivered by email, upon confirmed transmission. All communications to the Company and Purchaser shall be sent to their respective addresses as set forth in the Purchase Agreement.

6.3 Successors and Assigns.

(a) All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder. The rights and obligations of Purchaser under this Agreement shall be freely assignable in whole or in part. Each such assignee, by accepting such assignment of the rights of the assignor hereunder shall be deemed to have agreed to and be bound by the obligations of the assignor hereunder. The rights and obligations of the Company hereunder may not be assigned and any such purported assignment by the Company shall be void and of no effect.

(b) In the event of a transfer of Registrable Securities, the rights applicable to the holders of such Registrable Securities hereunder shall be automatically assigned with the transfer of such Registrable Securities only in the event of a transfer of not less than 50% of the Registrable Securities originally issued to such person, and immediately upon such a transfer, the rights of the transferor under this Agreement shall cease and be of no further effect with respect to the Registrable Securities transferred. A transfer of Registrable Securities under this subsection shall include any transfer by means of sale, pledge, hypothecation, hedge, put or call option, straddle or collar, or any similar transaction respecting such Registrable Securities.

6.4 Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of Purchaser and its permitted successors and assigns. There are no intended third party beneficiaries of this Agreement.

6.5 Governing Law. In all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof); provided, however, that notwithstanding the foregoing election of California law to govern this Agreement, the Company is a Nevada corporation, and subject in all respects to the Nevada law relating to the law of corporations, as they may be in force and effect from time to time (including, without limitation, Chapter 78 of the Nevada Revised Statutes).

6.6 Arbitration. All disputes arising under this Agreement shall be settled by binding arbitration; provided, however, that this Section shall not preclude any party from seeking equitable relief in a court of competent jurisdiction. Arbitration shall be held in Los Angeles, California under the auspices of the American Arbitration Association (the “AAA”) pursuant to the Commercial Arbitration Rules of the AAA, and shall be by one arbitrator, independent of the parties to this Agreement, selected from a list provided by the AAA in accordance with such Commercial Arbitration Rules. The arbitrator shall make his or her decision in writing within thirty (30) days after the close of the arbitration hearing. To the maximum extent permitted by law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a party against whom the arbitrator renders an award fails to abide by such award, the other party or parties may seek to enforce such award in a court of competent jurisdiction. The fees and expenses of the arbitration (including reasonable attorneys’ fees, costs and expenses) or any action to enforce an arbitration award shall be awarded to the prevailing party or parties in such arbitration.

6.7 Jurisdiction, Venue, Etc. IN ANY ACTION SEEKING EQUITABLE RELIEF, TO ENFORCE ARBITRATION OR AN ARBITRAL AWARD, OR IN THE EVENT THAT ARBITRATION CANNOT BE ENFORCED, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE CITY OF LOS ANGELES, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND THEIR RESPECTIVE APPELLATE COURTS;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME OR TO SEEK TRANSFER TO ANOTHER JUDICIAL DISTRICT;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY

SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO AN OFFICER, DIRECTOR, MANAGING AGENT OR OTHER AUTHORIZED PERSON OF SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT; AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; AND

(e) AGREES, THAT IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (I) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 TO A SINGLE REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND TO REPORT A STATEMENT OF DECISION, PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT, AND (II) COMPANY SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

6.8 Prevailing Party; Attorney’s Fees. If any party hereto commences any action against any other party hereto with respect to the enforcement or interpretation of this Agreement, then the prevailing party in such action shall be entitled to an award of its costs of litigation, including reasonable attorneys’ fees.

6.9 Acknowledgments. Each of the parties hereby acknowledges that:

(a) such party has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b) Purchaser has no fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement.

6.10 No Strict Construction. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

6.11 Headings. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

6.12 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

6.13 Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

6.14 Amendment and Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given. No amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally.

6.15 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or email scan with attachment) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.16 Time of Essence. With regards to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.17 Entire Agreement. This Agreement and the other Transaction Documents (together with the exhibits and schedules hereto and thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

PURCHASER:

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its
general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By:	BISON CAPITAL PARTNERS II, LLC, its
general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

COMPANY:

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Financial Officer

Signature Page to Registration Rights Agreement

Schedule 6.1

Other Registration Rights Agreements

Registration Rights Agreement dated as of April 7, 2006 by and among the Company, DKR SoundShore Oasis Holding Fund, Ltd. and Harborview Master Fund LP.